Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SKILLSOFT CORP.	) )	c.a. no. 2023-____-___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Skillsoft Corp. (“Skillsoft” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1.                 This Petition seeks the Court’s urgent assistance to resolve the uncertainty surrounding the validity of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Old Certificate of Incorporation”) and the validity of the Company’s capital stock.

2.                 The Company was originally incorporated in Delaware in April 2019 as a special purpose acquisition company (“SPAC”). The Company later consummated an initial public offering (“IPO”) for the purpose of raising and deploying capital with a goal to acquire an IPO-ready private company in a transaction often referred to as a “de-SPAC” transaction.

3.                 In October 2020, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), whereby the Company would acquire Software Luxembourg Holding S.A. (the “Merger”).

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4.                 After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its May 27, 2021 proxy statement (the “2021 Proxy Statement”, a copy of which is attached as Exhibit A), at the Special Meeting, the stockholders would be asked to consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, as well as proposals to approve and adopt certain amendments to the Old Certificate of Incorporation and the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”, a copy of which is attached as Exhibit B). Ex. A at 104, 106-109. The amendments to the Old Certificate of Incorporation were set forth in a Certificate of Amendment to the Old Certificate of Incorporation (the “Certificate of Amendment”, a copy of which is attached as Exhibit C, and together with the New Certificate of Incorporation, the “Certificate Amendments”), and included, among other things, an increase in the authorized number of shares of Class A Common Stock from 200,000,000 to 375,000,000 shares, authorizing the issuance of 3,840,000 shares of a new Class C Common Stock and setting forth the terms thereof, increasing the authorized number of shares of preferred stock from 1,000,000 shares to 10,000,000 shares, and providing for the automatic redemption of any outstanding Class C Common Stock by the Company immediately after the Merger. Ex. A at 106. The 2021 Proxy Statement also included a proposal to adopt the New Certificate of Incorporation. Specifically, the Merger Agreement contemplated that the Old Certificate of Incorporation, as amended by the Certificate of Amendment, would be amended and restated pursuant to the Merger to read as set forth in the New Certificate of Incorporation. The New Certificate of Incorporation effected further amendments to the Old Certificate of Incorporation to reflect the capital structure of the combined company, including eliminating the Class B Common Stock.

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5.                 The 2021 Proxy Statement provided that the proposal to approve and adopt the Certificate of Amendment would require “(i) the holders of a majority of the [Class B Common Stock] then outstanding, voting separately as a single class, and (ii) the holders of a majority of the outstanding shares of Churchill common stock, voting together as a single class[.]” Id. at 106. The Company held the Special Meeting on June 10, 2021, where a majority of the shares of the Company’s common stock entitled to vote at the Special Meeting were represented by proxy. Exhibit D at 2. At the Special Meeting, the proposal to approve and adopt the Certificate of Amendment received approximately 97% approval, from the holders of the shares of the Company’s common stock that actually voted at the Special Meeting. Id. at 3.

6.                 While the proposal to approve and adopt the Certificate of Amendment was approved by holders of a majority of the outstanding shares of common stock —including holders of a majority of the outstanding shares of Class A Common Stock and all of the Class B Common Stock—the 2021 Proxy Statement did not disclose that the Company was seeking a separate vote of holders of a majority of the outstanding shares of Class A Common Stock on the Certificate of Amendment. Despite not disclosing the separate class vote, the Company did receive a majority vote of the outstanding Class A Common Stock in favor of the proposal to approve and adopt the Certificate of Amendment.

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7.                 Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) provides that separate classes—but not separate series—are entitled to vote separately as a class on certificate of incorporation amendments that increase the number of authorized shares of that class. In relevant part, Section 242(b)(2) provides:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

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8 Del. C. § 242(b)(2). Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a “Section 242(b)(2) opt-out provision” specifically denying the class entitlement to a separate vote. Like many SPAC charters, the Company’s amended and restated certificate of incorporation in effect prior to the Merger (i.e., the Old Certificate of Incorporation) did not contain such a provision.

8.                 The Company consummated the Merger on June 11, 2021. In connection with the Merger all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock. Upon consummation of the Merger, the Company issued shares of Class A Common Stock and Class C Common Stock to the former stockholders of the company acquired in the de-SPAC transaction and shares of Class A Common Stock to certain private investors in the Company. Immediately thereafter, the shares of Class C Common Stock were redeemed by the Company. The issuance at the time of the Merger increased the total number of shares of Class A Common Stock the Company had outstanding from 69,000,000 to 133,059,021, and as of March 1, 2023 there are 162,414,667 shares of Class A Common Stock outstanding which, including shares reserved for the issuance of warrants, options, and restricted stock units exceeds the number of shares of Class A Common Stock authorized by the Old Certificate of Incorporation. Although still authorized in the New Certificate of Incorporation, the Company does not currently have any shares of Class C Common Stock outstanding. The Company’s Class A Common Stock now trades on the NYSE under the ticker symbol “SKIL.”

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9.                 The validity of the Certificate of Amendment and the changes to the Company’s capital structure effected thereby, has come into question due to this Court’s recent opinion in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). As a result of the Boxed decision, there is uncertainty with respect to the adoption and approval of the Certificate of Amendment because the 2021 Proxy Statement did not disclose that a separate vote of a majority of the Class A Common Stock was required to approve the Certificate of Amendment. Notwithstanding the strong support of the Class A stockholders who participated in the vote and the fact that the Certificate of Amendment was actually approved by a majority of the shares of Class A Common Stock, the uncertainty, including that resulting from the Boxed decision, inhibits the Company’s ability to perform basic, fundamental corporate functions that a public company must undertake.

10.             The Company therefore brings this Petition pursuant to 8 Del. C. § 205, seeking this Court’s assistance to validate the Certificate of Amendment.

FACTUAL ALLEGATIONS

A.            The Company Forms and Consummates an IPO

11.             Skillsoft is a Delaware corporation originally formed as a SPAC on April 11, 2019, under the name Hornblower Acquisition Corp. Following its IPO, the Company changed its name to Churchill Capital Corp II. Following the Company’s de-SPAC transaction, the Company changed its name to Skillsoft Corp. The Company is an educational technology company that provides enterprise learning solutions.

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12.             On July 2, 2019, the Company filed a Form 8-K, announcing the consummation of its IPO. In connection with the IPO, the Company filed the Old Certificate of Incorporation, attached hereto as Exhibit E. Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. E, at Art. IV, § 4.1 (emphasis in original).

B.	The Company Enters into the Merger Agreement and Schedules the Special Meeting

13.             On October 12, 2020, the Company entered into the Merger Agreement whereby the Company would acquire Software Luxembourg Holding S.A.

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14.             On May 28, 2021, the Company filed the 2021 Proxy Statement, which set forth ten proposals to be voted on by the Company’s stockholders at the Special Meeting. Among the proposals were Proposal No. 3 to approve the Certificate of Amendment and Proposal No. 4 to approve the New Certificate Incorporation, which would, among other things, eliminate the Class B Common Stock.

15.             The 2021 Proxy Statement provided that the reason for the Certificate of Amendment was that:

[F]or Churchill to have sufficient authorized capital stock to issue pursuant to the Skillsoft Merger Agreement and the transactions contemplated thereby. The Churchill Board also believes that it is important for the Post-Combination Company to have available for issuance a number of authorized shares of Class A common stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions) . . . The Churchill Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Ex. A at 106.

16.             The 2021 Proxy Statement explained that the additional amendments set forth in the New Certificate of Incorporation, including the elimination of Class B Common Stock, were intended to adequately update the certificate of incorporation for the post-combination company. Id. at 108.

17.             The 2021 Proxy Statement stated that the proposals to approve and adopt the Certificate of Amendment and the New Certificate of Incorporation would require “(i) the holders of a majority of the Founder Shares [Class B Common Stock] then outstanding, voting separately as a single class, and (ii) the holders of a majority of the outstanding shares of Churchill common stock, voting together as a single class[.]” Id. at 106, 109.

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C.            The Merger is Approved and Consummated

18.             The Special Meeting was held on June 10, 2021.

19.             As of the record date, April 28, 2021, which determined the Company stockholders entitled to vote on the Certificate of Amendment at the Special Meeting, there were 86,250,000 shares of the Company’s common stock outstanding and entitled to vote. Of the 86,250,000 outstanding shares, 69,000,000 were Class A Common Stock and 17,250,000 were Class B Common Stock. Id. at 2.

20.             At the Special Meeting, 63,099,075 shares, or approximately 73%, of the then-existing outstanding shares of the Company’s common stock entitled to vote were present at the meeting or represented by proxy, constituting a quorum. As disclosed in the Company’s Form 8-K dated June 16, 2021 (the “Results Form 8-K”), at the Special Meeting, the proposals to approve the Certificate of Amendment and the New Certificate of Incorporation received approximately 97% and 98% approval from the holders of the Company’s common stock, voting in person or by proxy at the Special Meeting, respectively. The holders of Class A Common Stock who participated in the vote strongly supported both proposals and both proposals were unanimously approved by the Class B Common Stock.

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21.             The Company believed that the Certificate of Amendment had received the requisite stockholder approval. However, the 2021 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required for the Certificate of Amendment. The Company did receive a majority vote of the outstanding Class A Common Stock in favor of the Certificate of Amendment.

22.             On June 10, 2021, and June 11, 2021, respectively, the Certificate of Amendment and a certificate of merger to consummate the Merger were filed with the Delaware Secretary of State (the “Certificate of Merger”, a copy of which is attached hereto as Exhibit B). The Certificate of Merger provided that the Old Certificate of Incorporation, as amended by the Certificate of Amendment, was amended and restated at the effective time of the Merger to read in its entirety as set forth in the attached New Certificate of Incorporation.

23.             As a result of the Merger, all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock and pursuant to the Merger Agreement, the Company issued additional shares of Class A Common Stock and shares of Class C Common Stock. Immediately following the effective time of the Merger, the Company redeemed all outstanding shares of Class C Common Stock. The issuance immediately following the Merger increased the total number of shares of Class A Common Stock the Company had outstanding from 69,000,000 to 133,059,021. As of March 1, 2023, 162,414,667 shares of Class A Common Stock were issued and outstanding and the Company has shares reserved for the issuance of warrants to purchase approximately 62 million additional shares of Class A Common Stock, shares reserved for the issuance of options to purchase approximately 2.3 million additional shares of Class A Common Stock, and shares reserved in connection with awards of restricted stock units of approximately 13.9 million. The number of shares of Class A Common Stock issued and outstanding, including shares reserved for the issuance of warrants, options, and restricted stock units, has exceeded the 200 million authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. The Company does not currently have any shares of Class C Common Stock outstanding.

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24.             Following the Merger, the Company and its board of directors have treated the Certificate of Amendment as valid, as evidenced by the Company’s subsequent public disclosures. For example, as disclosed in the Company’s most recent Form 10-Q, filed December 9, 2022, the authorized number of shares of Class A Common Stock was listed at 375,000,000 shares.

D.	Uncertainty Regarding the Certificate of Amendment, Including as a Result of the Boxed Decision

25.             As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Certificate of Amendment. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the vote required for the amendment to the number of authorized shares of Class A common stock was incorrect because a separate vote of the holders of the Class A common stockholders was required under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

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26.             In Boxed, the Court found that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series of a single class of common stock. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

27.             While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Certificate of Amendment would have required a separate vote of the Class A Common Stock.

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28.             As a result of the uncertainty regarding the disclosure regarding the vote required for the Certificate of Amendment, including that which was created by Boxed, the validity of the Certificate of Amendment and the shares of capital stock issued or to be issued in the future, in reliance on the validity thereof, has become and will remain uncertain without relief from this Court.

E.            The Court’s Authority Under Section 205(a)

29.             Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204.” 8 Del. C. § 205(a)(3). Further, under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(4). A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.

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30.             Relevant here, if a separate vote of the Class A Common Stock was required for the Certificate of Amendment under Section 242(b)(2) the failure to disclose that a separate class vote was required could be considered a failure of authorization. As a result, the filing of the Certificate of Amendment and any shares of capital stock issued in reliance on the effectiveness thereof, would potentially be considered defective corporate acts under Sections 204 and 205, notwithstanding the overwhelming support of the holders of Class A Common Stock who did participate in the vote and the fact that a majority Class A Common Stock vote was actually obtained.

F.            The Validation Factors Set Forth in Section 205(d)

31.             When determining whether to validate a corporate act or a defective corporate act, the Court may look to Section 205(d) of the DGCL for certain factors to consider. Section 205(d) provides:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

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(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

32.             Factor 1: The Company’s Belief That the Certificate of Amendment Was Valid Under Delaware Law. With respect to the first factor set forth in Section 205(d), the Company has demonstrated that the Certificate of Amendment was approved with the good faith belief that the required stockholder approval had been obtained under Delaware law. In the Results Form 8-K, the Company stated that the Certificate of Amendment was approved by the stockholders at the Special Meeting and the Merger and each of the transactions contemplated by the Merger Agreement were closed the following day in reliance of that approval. No stockholder or any other party has challenged the effectiveness of the Certificate of Amendment and, until the Boxed decision, the Company had no reason to believe that it may not have been valid and effective.

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33.             Factor 2: The Company’s Treatment of the Certificate of Amendment as Valid. With respect to the second factor set forth in Section 205(d)(2), since the Special Meeting, the Company has treated the Certificate of Amendment as valid and effective. The Company issued shares of Class A Common Stock and Class C Common Stock in reliance on the validity of the Certificate of Amendment. In numerous public filings since the closing of the de-SPAC transaction (including in the Company’s most recent Form 10-Q), the Company has disclosed to its stockholders the number of shares of Class A Common Stock currently authorized at 375 million shares. Immediately following the Merger, the Company redeemed the outstanding shares of Class C Common Stock in reliance on the validity of the Certificate of Amendment.

34.             Factor 3: No Harm to Any Person Will Result from the Validation of the Certificate of Amendment. With respect to the third factor set forth in Section 205(d), the Company has no reason to believe that any person would be harmed by the validation of the Certificate of Amendment. Indeed, the holders of Class A Common Stock who participated in the vote strongly supported the proposals on the Certificate of Amendment and the New Certificate of Incorporation. A majority of the outstanding shares of Class A Common voted in favor of both proposals. Such a validation would only transform the market’s pre-Boxed understanding into reality.

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35.             Factor 4: Harm Will Result if the Certificate of Amendment is Not Validated. With respect to the fourth factor set forth in Section 205(d), this Petition demonstrates that there are many parties that would be harmed if this Court declines to validate the Company’s capital structure. As a result of the uncertainty currently surrounding the validity of the Company’s capital structure, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid shares or determine the number of shares of Class A Common Stock it is currently authorized to issue. This has caused, and will continue to cause, harm to the purported holders of those shares and to the value of the shares themselves. This uncertainty is likely to also cause harm to the market, disrupt the Company’s commercial relationships, result in claims from purported holders of Class A Common Stock, and may jeopardize the Company’s eligibility to remain listed on the NYSE.

36.             The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and future operational matters. For example, the uncertainty regarding the validity and number of authorized shares of the Company’s Class A Common Stock would likely prevent the Company from issuing upcoming employee equity grants as anticipated. Moreover, the Company is required to file its Annual Report on Form 10-K by April 17, 2023. Because there now exists uncertainty regarding the validity of the Company’s capital structure, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K. This uncertainty threatens the Company’s ability to obtain auditor consent in connection with the Form 10-K and other SEC filings, which could in turn impact the ability of the Company’s auditors to provide comfort letters for capital raising activities. The Company also has an upcoming annual meeting and needs confirmation of the validity of the Certificate of Amendment to determine which proposals to present to stockholders at the meeting. Absent clarity and the ability to take these necessary actions, the Company’s ability to remain in compliance with the rules and regulations of the Securities and Exchange Commission and the NYSE could be at risk, and the Company’s share price and upcoming employee equity grants could be adversely impacted.

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37.             Factor 5: Other Factors the Court Should Consider. With respect to the fifth and final factor set forth in Section 205(d), at least three “other factors” support granting the relief requested in this Petition.

38.             First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. Ratification under Section 204 would entail significant expense and delay, to the detriment of the Company and its stockholders. The Company would need to prepare and file a proxy statement and call a meeting of stockholders to approve the ratification, a process that could take several months. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. The additional months of uncertainty regarding the Company’s capital structure if forced to pursue a “self-help” ratification could be devastating to the Company and can be avoided if the Court grants the current relief requested by the Petitioner.

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39.             Second, the Court has recently provided direction as to whether stockholders can rely on a SPAC’s capital structure. Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years faced the same post-Boxed cloud of uncertainty over their capital structures. By granting these petitions, the Court has offered other SPACs a solution to a widespread problem. Continuing to craft sensible, equitable, and prompt solutions would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

40.             Third, the proposals to approve the Certificate of Amendment and the New Certificate of Incorporation received overwhelming support from the voting stockholders, receiving at least 97% approval from the participating holders of the Company’s voting common stock, respectively. That included overwhelming support from the Company’s Class A Common Stock, with at least 96% of the shares of Class A Common Stock present or represented by proxy at the Special Meeting, and at least a majority of the outstanding shares of Class A Common Stock, voting in favor of the Certificate of Amendment and New Certificate of Incorporation. The uniform support of the participating stockholders, including the holders of Class A Common Stock, is a strong additional reason to declare the Certificate of Amendment effective.

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41.             The Company therefore respectfully requests that this Court enter an order validating and declaring effective the Certificate of Amendment and all of the Company’s shares of capital stock issued in reliance on the effectiveness and validity of the Certificate of Amendment to prevent ongoing and significant harm to the Company, its stockholders, and its commercial prospects.

COUNT ONE

(Validation of Defective Corporate Act and Putative Stock
Pursuant to 8 Del. C. § 205)

42.             The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

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43.             The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.

44.             The Company consummated the Merger and filed the Certificate of Amendment, effecting an increase in the authorized shares of Class A Common Stock and establishing the new Class C Common Stock in the good faith belief that the Certificate of Amendment was adopted in compliance with Delaware Law.

45.             The Company has since treated the Certificate of Amendment as valid and has treated all acts in reliance of the Certificate of Amendment as valid.

46.             The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the Certificate of Amendment and have treated all acts in reliance of the Certificate of Amendment as valid.

47.             On information and belief, no persons will be harmed by the validation of the Certificate of Amendment and all of shares of the Company’s capital stock issued in reliance on the effectiveness and validity thereof.

48.             The results of the Company’s Special Meeting and the subsequent filing of the Certificate of Amendment were both disclosed publicly, and actions have been taken in reliance thereon.

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49.             As set forth above, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.               Validating and declaring effective the Certificate of Amendment, including the filing and effectiveness thereof, as of the date and time that the Certificate of Amendment was originally filed with the Delaware Secretary of State;

B.                Validating and declaring effective any and all shares of capital stock issued at or after the filing of the Certificate of Amendment in reliance on the effectiveness of the Certificate of Amendment, including the 133,059,021 shares of Class A Common Stock and 3,840,000 shares of Class C Common Stock issued by the Company pursuant to the Merger, in each case as of the date and time of the original issuance of such shares of capital stock; and

C.                Granting such other and further relief as this Court deems proper.

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/s/ Kevin M. Gallagher
Dated: March 7, 2023	Kevin M. Gallagher (#5337) Nicole M. Henry (#6550) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner SkillSoft Corp.

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